SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 23, 2005
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-14131 (Commission File Number)	23-2472830 (I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 23, 2005 and effective as of such date, the Board of Directors of Alkermes, Inc. (the “Company”) amended and restated the Company’s By-laws to comply with certain recent changes to the Pennsylvania Business Corporation Law to: (i) allow notice of special meeting of the Board of Directors and its committees by electronic transmission, and (ii) eliminate the requirement that an action of the Board of Directors and/or its committees without a meeting be set forth in a written consent action signed by all of the members of the Board or members of the committee and permit such consent actions of the Board of Directors and its committees without a meeting by electronic means.
     The summary of changes to the By-laws set forth above is qualified in its entirety by reference to the full text of the Second Amended and Restated By-laws of Alkermes, a copy of which is attached to this report as Exhibit 3.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.2	Second Amended and Restated By-laws of Alkermes, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: September 28, 2005	By:	/s/ Michael Landine
Michael Landine
Vice President, Corporate Development

EXHIBIT INDEX
3.2	Second Amended and Restated By-laws of Alkermes, Inc.